2006 SEVERANCE AGREEMENT


     THIS AGREEMENT entered into this 19th day of March, 2007, by and between The Patapsco Bank (the "Bank"), and Michael J. Dee (the "Employee"), effective on the date above (the "Effective Date").

     WHEREAS, the Employee has heretofore been employed by the Bank as President and Chief Executive Officer; and

     WHEREAS, the Bank deems it to be in its best interest to enter into this Agreement as additional incentive to the Employee to continue as an executive employee of the Bank; and

     WHEREAS, the parties desire by this writing to set forth their understanding as to their respective rights and obligations in the event of termination of a Change in Control of Patapsco Bancorp, Inc. (the "Company") or the Bank as set forth in this Agreement.

     NOW, THEREFORE, it is AGREED as follows:

1.  Change in Control
    -----------------

     (a) Payment in the Event of Change in Control.
         ------------------------------------------

     (1) Immediately upon the occurrence of a Change in Control of the Company or the Bank, the Employee shall be paid $125,000.00. Said sum shall be paid in one lump sum.

     (2) "Change in Control" shall mean any one of the following events: (1) the acquisition of ownership, holding or power to vote more than 25% of the Bank's or the Company's voting stock, (2) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors, (3) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) (provided that in the case of (1), (2) and (3) hereof, ownership or control of the Bank by the Company itself shall not constitute a "Change in Control"), or (4) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Company or the Bank (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Bank's non-employee directors as to whether a Change in Control has occurred shall be conclusive and binding.

     (b) Compliance with 12 U.S.C. Section 1828(k).
         ------------------------------------------

     Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section

1828(k) and any regulations promulgated thereunder.

2.  Term.
    -----

     This Agreement shall remain in effect for the period commencing on the Effective Date and ending on the earlier of (i) the date thirty-six months after the Effective Date, or (ii) the date on which the Employee terminates employment with the Bank; provided that the Employee's rights hereunder shall continue following the termination of this employment with the Bank under any of the circumstances described in Section 1(a) hereof. Additionally, on each annual anniversary date from the Effective Date, the term of this Agreement shall be extended for an additional one-year period beyond the then effective expiration date provided the Board of Directors of the Bank determines in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards, and that this Agreement shall be extended.

3.  Termination or Suspension Under Federal Law.
    --------------------------------------------

     (a) Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Bank's Board of Directors, the Employee's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall have no right to receive compensation or other benefits under this Agreement for any period after termination for Just Cause. No act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank.

     (b) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(3) or (g)(1)), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but the vested rights of the parties shall not be affected.

     (c) If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

       (d) All obligations under this Agreement shall terminate, except to the extent that continuation of this Agreement is necessary for the continued
operation of the Company: (i) by the Commissioner of Financial Regulation of the State of Maryland ("Commissioner") at the time that the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the Commissioner at the time that the Commissioner approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Commissioner to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

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

     (e) If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) and (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank shall (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     (f) The terms of this Section 3 shall prevail over any other provisions of this Agreement.

4.  Expense Reimbursement.
    ----------------------

     In the event that any dispute arises between the Employee and the Bank as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this Agreement or to defend against any action taken by the Bank or the Company, the Employee shall be reimbursed by the Bank for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided (other than as set forth in Section 1(d)(2) above) that the Employee shall obtain a final judgment in favor of the Employee in a court of competent jurisdiction or in binding arbitration under the rules of the American Arbitration Association. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to the Bank and the Company written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Employee.

5.  Successors and Assigns.
    -----------------------

     (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank or Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank or Company.

     (b) Since the Bank and the Company are contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank and the Company.

6.  Amendments.
    -----------

     No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

7.  Applicable Law.
    ---------------

     Except to the extent preempted by Federal law, the laws of the State of Maryland shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

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


8.  Severability.
    -------------

     The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

9.  Entire Agreement.
    -----------------

     This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto. Notwithstanding the foregoing, the parties agree that the existing Amended and Restated Severance Agreement, dated October 30, 2003, by and between the Bank and the Employee shall continue in effect and shall not be affected by this Agreement.

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


     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.


ATTEST:                                THE PATAPSCO BANK


                                       By:
/s/ Douglas Ludwig                         /s/ Thomas O'Neill
------------------                         ------------------
Secretary                                  It's Chairman of the Board



WITNESS:



/s/ William Boyan                           /s/ Michael J. Dee
-----------------                           ------------------
                                            Michael J. Dee


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